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                                                            [company letterhead]


                          Third Party Reviewer Consent


        We consent to the reference to us under the caption "Business-Silver Properties-Greens Creek Mine-Admiralty Island, Alaska"" in the Registration Statement on Form S-1 for an underwritten public equity offering of Hecla Mining Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


Date: January 10, 2003



                                                    AMEC E&C SERVICES


                                                    By: /s/ Larry Smith
                                                        -----------------------
                                                    Its: Chief Geologist
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